Exhibit 99.2

Kearny Financial Corp. Announces Merger with MSB Financial Corp.

FAIRFIELD, N.J. and MILLINGTON, N.J., Wednesday, December 18, 2019 – Kearny Financial Corp. (Nasdaq: KRNY), the holding company for Kearny Bank, (“Kearny”), and MSB Financial Corp. (Nasdaq: MSBF), the holding company for Millington Bank, (“Millington”) , announced today that the companies have entered into a definitive agreement pursuant to which Kearny will acquire Millington in a transaction valued over $94 million based on Kearny’s closing stock price on Tuesday, December 17, 2019 of $14.10 per share. Under the terms of merger, which was unanimously approved by both Boards of Directors, Millington will merge with and into Kearny, and each outstanding share of Millington common stock will be exchanged for 1.3 shares of KRNY common stock or $18.00 in cash. Millington stockholders may elect cash or stock, or a combination thereof, subject to proration to ensure that, in the aggregate, 10% of Millington shares will be converted into cash and 90% of Millington shares will be converted into Kearny stock. Upon closing, Kearny shareholders will own approximately 94% of the combined company and Millington shareholders will own approximately 6% of the combined company.

The acquisition expands Kearny’s branch footprint further westward into Somerset and Morris Counties, two very desirable markets in northern New Jersey. As of September 30, 2019, MSBF had approximately $591 million of assets, $513 million of loans, and $476 million of deposits. On a pro forma basis, as of September 30, 2019, the combined company is expected to have approximately $7.25 billion of assets, $5.1 billion of loans, and $4.67 billion of deposits with 52 full service branch locations.

Craig L. Montanaro, President and Chief Executive Officer of Kearny stated “I am very pleased to announce our partnership with Millington Bank. We are two strong community banks with well over two combined centuries of rich history serving our clients and the surrounding communities. We welcome the Millington employees and clients and feel that our expanded product suite and focus on digital technologies will offer an opportunity to further grow the combined franchise which makes this a winning combination for all concerned.”

Michael Shriner, President and Chief Executive Officer of Millington Bank noted that “We are pleased to be joining Kearny and its strong branch network in New Jersey and New York City. This merger will expand the banking opportunities and services available to our employees, customers and the communities that we serve.”

On a pro forma basis, the transaction is expected to be immediately accretive to Kearny’s earnings per share by approximately 11% with fully phased in non-interest expense cost savings. Tangible book value dilution is expected to be approximately 1.6%, with an earn-back period of approximately 2.8 years under both the crossover and earnings accretion methods.

The merger is expected to close during the 2nd calendar quarter of 2020, subject to Millington receiving the requisite approval of its shareholders, receipt of all regulatory approvals and fulfilment of other customary closing conditions.

PNC FIG Advisory, Inc. served as financial advisor to Kearny, and Luse Gorman, PC served as its legal counsel. FinPro Capital Advisors Inc. served as financial advisor to Millington, and Jones Walker LLP served as its legal counsel.

Conference Call

Kearny will host an analyst conference call to discuss the transaction on Thursday, December 19, 2019 at 10:00 a.m. Eastern Time. Those wishing to listen may dial toll-free 888-317-6016. International participants may dial 412-317-6016. Investor presentation materials related to this transaction will be made available prior to the conference call at www.kearnybank.com.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank, a state chartered savings bank headquartered in Fairfield, New Jersey. Kearny Bank currently operates 49 full service branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At September 30, 2019, Kearny Financial Corp. had approximately $6.6 billion in total assets. Kearny Bank was recently named to Forbes’ list of 100 Fastest Growing Companies.

About MSB Financial Corp.

MSB Financial Corp. is the holding company for Millington Bank, a state chartered savings bank headquartered in Millington, New Jersey. Millington Bank is a metropolitan, community-focused bank serving residents and businesses in its market area through four full-service branch offices located in northern New Jersey.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny Financial Corp. (“Kearny”) and MSB Financial Corp. (“MSBF”), including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny’s and MSBF’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as

“expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Kearny and MSBF may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; the stockholders of MSBF may fail to approve the merger; the interest rate environment may further compress margins and adversely affect new interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s and MSBF’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or MSBF or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny and MSBF do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information About the Proposed Merger and Where to Find It

This communication is being made with respect to the proposed transaction between Kearny and MSBF. This material is not a solicitation of any vote or approval of MSBF stockholders and is not a substitute for the proxy statement/prospectus or any other documents MSBF may send to its shareholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Investors and stockholders are urged to carefully review and consider each of Kearny’s and MSBF’s public filings with the SEC, including, but not limited to, their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Kearny with the Securities and Exchange Commission (the “SEC”) may be obtained at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Kearny at www.kearnybank.com under the tab “About” under “Investor Relations” or by requesting them in writing to Kearny Financial Corp., 120 Passaic Avenue, Fairfield, New Jersey 07004, Attention: Gail Corrigan, or from MSBF at www.millingtonbank.com under the tab “About Us” under “Investor Relations” or by requesting them in writing to MSB Financial Corp., 1902 Long Hill Rd, Millington, NJ 07946 Attention: Nancy Schmitz.

In connection with the proposed merger, Kearny will file with the SEC a registration statement on Form S-4 that will include a proxy statement of MSBF and a prospectus of Kearny, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to carefully read the entire registration statement and proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Copies of the registration statement and proxy statement/prospectus and the filings that will be incorporated by reference therein, as well as other filings containing information about Kearny and MSBF, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Free copies of these documents may be obtained as described in the preceding paragraph.

MSBF and Kearny and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Kearny and MSBF in connection with the proposed merger. Information about the directors and executive officers of Kearny is set forth in the proxy statement for the Kearny 2019 annual meeting of stockholders, as filed with the SEC on Schedule 14A on September 13, 2019. Information about the directors and executive officers of MSBF is set forth in the proxy statement for the MSBF 2019 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 18, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

For further information, contact:

Kearny Financial Corp.

Craig Montanaro, President, Chief Executive Officer, and Director

(973) 244-4500

Keith Suchodolski, EVP and Chief Financial Officer

(973) 244-4500

MSB Financial Corp.

Michael Shriner, President and Chief Executive Officer

(908) 647-4000